Exhibit (a)(2)

                               ARTICLES OF MERGER

                                     BETWEEN

                               VAN ECK FUNDS, INC.
                            (a Maryland corporation)
                                       AND

                             VAN ECK FUNDS II, INC.
                            (a Maryland corporation)

      Van Eck Funds, Inc., a corporation duly organized and existing under the laws of the State of Maryland ("Van Eck"), and Van Eck Funds II, Inc., a corporation duly organized and existing under the laws of the State of Maryland ("Van Eck II"), do hereby certify that:

      FIRST: Van Eck and Van Eck II agree to merge pursuant to the Agreement and Plan of Reorganization attached hereto as Exhibit A (the "Reorganization"), which Agreement and Plan of Merger has been approved by the respective Boards of Directors of Van Eck and Van Eck II for the Merger of Van Eck with and into Van Eck II.

      SECOND: The name and place of incorporation of each party to these Articles are Van Eck Funds, Inc., a Maryland corporation, and Van Eck Funds II, Inc., a Maryland corporation. The date of incorporation of Van Eck in the State of Maryland is January 30, 2002. Van Eck II shall survive the Merger and shall continue under the name "Van Eck Funds, Inc.," as a corporation of the State of Maryland.

      THIRD: Van Eck and Van Eck II each have their principal office in the State of New York in New York County. Neither Van Eck nor Van Eck II owns an interest in land in the State of Maryland.

      FOURTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by each party to the Articles in the manner and by vote required by its charter and the laws of the State of Maryland. The manner of approval was as follows:

(i) The Board of Directors of Van Eck at a meeting held on January 31, 2002, adopted resolutions approving the Agreement and Plan of Reorganization, subject to the approval of shareholders of the Mid-Cap II Fund ("Mid-Cap I") and Total Return Fund ("Total Return Fund"), each a portfolio series of Van Eck, which resolutions declared that the proposed Merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed Merger be submitted for consideration at special meetings of the shareholders of the Mid-Cap I Fund and Total Return Fund.

            (ii) The Board of Directors of Van Eck II at a meeting held on January 31, 2002, adopted resolutions approving the Agreement and Plan of Reorganization, which resolutions declared that the proposed Merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions.

Notice which stated that a purpose of the meeting was to act on the proposed Reorganization was given by Van Eck to the shareholders of Mid-Cap I Fund and Total Return Fund as required by law.

The proposed Reorganization was approved by the shareholders of the Mid-Cap I Fund and Total Return Fund at special meetings of the shareholders held on April 26, 2002, by the affirmative vote of at least a majority of the outstanding shares of each portfolio series.

      FIFTH: No amendment to the charter of Van Eck II is to be effected as part of the Merger.

      SIXTH: The total number of shares of stock of all classes which Van Eck II has authority to issue is eight hundred million (800,000,000) shares of common stock, par value of $.001 per share, of which 800,000,000 shares have been designated Class A shares of Mid-Cap II Fund ("Mid-Cap II"). The aggregate par value of all shares of all classes of Van Eck II is $800,000.00. The total number of shares of all classes which Van Eck has authority to issue is one billion (1,000,000,000) shares of common stock, par value of $.01 per share, of which 100,000,000 shares have been designated as Class A shares of Mid-Cap I Fund and 100,000,000 shares have been designated as Class A shares of Total Return Fund. The aggregate par value of all classes of Van Eck is $1,000,000.

      SEVENTH: The Merger does not increase the authorized stock of Van Eck II.

      EIGHTH: The manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation, or other consideration, and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

      (a) The whole and fractional shares of Mid-Cap I Fund issued and outstanding immediately prior to the Valuation Time (as defined below) shall, as of the Valuation Time and without further act, be converted into, and become a number of whole and fractional shares of Mid-Cap II, equal to the value of the net assets of Mid-Cap I Fund computed immediately after the close of business of the New York Stock Exchange on ___________, 2002 (the "Valuation Time"), using the valuation procedures set forth in Mid-Cap II's Articles of Incorporation and then-current prospects and statement of additional information. Each shareholder of record of Mid-Cap I Fund will be credited with a pro rata number of such shares of Mid-Cap II Fund received in the Merger based on the number of Mid-Cap I Fund shares held by such shareholder at the Valuation Time relative to the total number of issued and outstanding Mid-Cap I Fund shares at the Valuation Time. Each such share of Class A shares of Van Eck issued pursuant to this paragraph shall be fully paid and non-assessable.

      The whole and fractional shares of Total Return Fund issued and outstanding immediately prior to the Valuation Time shall, as of the Valuation Time and without further act, be converted into, and become a number of whole and fractional shares of Mid-Cap II, equal to the value of the net assets of Total Return Fund computed at the Valuation Time, using the valuation procedures set forth in Mid-Cap II's Articles of Incorporation and then-current prospects and statement of additional information. Each shareholder of record of Total Return

Fund will be credited with a pro rata number of such shares of Mid-Cap II Fund received in the Merger based on the number of Total Return Fund shares held by such shareholder at the Valuation Time [relative] to the total number of issued and outstanding Total Return Fund shares at the Valuation Time. Each such share of Class A shares of Van Eck issued pursuant to this paragraph shall be fully paid and non-assessable.

      NINTH: The Merger shall become effective for both Van Eck and Van Eck II at the Valuation Time.


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

      IN WITNESS WHEREOF, Van Eck Funds, Inc., a Maryland corporation, and Van Eck Funds II, Inc., a Maryland corporation, have caused these presents to be signed in the irrespective names and on their respective behalves by their respective President or Vice President and witnessed by their respective Secretary on _______________ ___, 2002.

                                            VAN ECK FUNDS, INC.

Attest:

By: ____________________________            By: ________________________________


                                            VAN ECK FUNDS II, INC.

Attest:

By: ____________________________            By: ________________________________

                              OFFICER'S CERTIFICATE

      THE UNDERSIGNED, ____________________ of Van Eck Funds, Inc., a Maryland corporation, who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

By: ______________________

Title:____________________

      THE UNDERSIGNED, ____________________ of Van Eck Funds II, Inc., a Maryland corporation, who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

By: _____________________

Title:___________________

                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of April 27, 2004 (the "Agreement") by and between Van Eck Funds, Inc., a Maryland corporation ("Van Eck" or the "Dissolving Corporation"), on behalf of Van Eck Mid-Cap II Value Fund (formerly Van Eck Growth and Income Fund) ("Mid-Cap I Fund"), and Van Eck Total Return Fund ("Total Return Fund"), each a portfolio series of Van Eck, and Van Eck Funds II, Inc., a Maryland corporation ("Van Eck II" or the "Surviving Corporation"), on behalf of Mid-Cap Value Fund, the sole portfolio series of Van Eck II ("Mid-Cap II Fund"). Van Eck and Van Eck II are each referred to herein as a "Company" and together the "Companies".

      All references in this Agreement to action taken by Mid-Cap II Fund and, each of Mid-Cap I Fund and Total Return Fund shall be deemed to refer to action taken by the Surviving Corporation and the Dissolving Corporation, respectively, on behalf of their respective portfolio series.

      This Agreement is intended to be and is adopted as a plan of reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the Companies and their respective Boards of Directors deem it advisable and to the advantage of the Companies and their respective stockholders that Van Eck be merged with and into Van Eck II, with Van Eck II being the Surviving Corporation, under and pursuant to the laws of the State of Maryland on the terms and conditions herein contained (the "Reorganization").

      WHEREAS, Van Eck and Van Eck II are each open-end, registered investment companies of the management type;

      WHEREAS, the Board of Directors of Mid-Cap I Fund and Total Return Fund have each determined that the Merger is advisable and in the best interests of Mid-Cap I Fund and Total Return Fund and that the interests of the existing shareholders of Mid-Cap I Fund and Total Return Fund would not be diluted as a result of this transaction; and

      WHEREAS, the Board of Directors of Mid-Cap II Fund has determined that the Merger is advisable and in the best interests of Mid-Cap II Fund and that the interests of the existing shareholders of Mid-Cap II Fund would not be diluted as a result of the Reorganization.

      NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.    THE MERGER OF THE DISSOLVING FUND WITH AND INTO THE SURVIVING FUND.

Subject to the satisfaction of each of the conditions to the obligations of the respective Companies hereunder (or the waiver thereof by the party entitled to the benefit thereof), Van Eck and Van Eck II agree that at the Effective Time, as defined in Section 1.2 below, Van Eck shall be merged with and into Van Eck II, and Van Eck II shall be the Surviving Corporation and shall be governed by the laws of the State of Maryland.

Subject to the satisfaction of each of the conditions to the obligations of the respective Companies hereunder (or the waiver thereof by the party entitled to the benefit thereof), the Companies shall execute, file and record as provided under the laws of Maryland Articles of Merger substantially in the form set forth as "Exhibit A," with such changes thereto as shall be approved by the respective Companies in accordance with Maryland law. The Merger shall become effective on or after the filing of such Articles of Merger at the time and on the date set forth herein. The date and time when the Merger shall become effective are referred to herein as the "Effective Time."

The Articles of Incorporation of Van Eck II in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until amended in the manner provided in such Articles of Incorporation or in the Bylaws of the Surviving Corporation and in the Maryland General Corporation Law.

The Bylaws of Van Eck in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until amended in the manner provided in such Bylaws and in the Maryland General Corporation Law.

The following persons shall constitute the Board of Directors of the Surviving Corporation upon the Effective Time and shall hold office until their respective successors are elected and qualified: John C. van Eck, Jeremy Biggs, Richard Stamberger, and David Olderman.

The persons who were elected as the officers of Van Eck II to serve as such as of the Effective Time shall be the officers of the Surviving Corporation.

At the Effective Time, the separate existence of Van Eck shall cease, except to the extent, if any, continued by statute, and all the assets, rights, privileges, powers and franchises of Van Eck and all debts due on whatever account to it, shall be taken and deemed to be transferred to and vested in Van Eck II without further act or deed, and all such assets, rights, privileges, powers and franchises, and all and every other interest of Van Eck, shall be thereafter effectively the property of Van Eck II as they were of Van Eck; and the title to and interest in any real estate vested by deed, lease or otherwise, unto either of Companies, shall not revert or be in any way impaired. Except as otherwise specifically set forth in this Agreement, the identity, existence, purposes, powers, franchises, rights, immunities and liabilities of Van Eck II shall continue unaffected and unimpaired by the Merger.

Immediately prior to the Effective Time, Van Eck Associates Corporation, as sole shareholder of Mid-Cap II Fund, shall (i) elect as directors of Van Eck II the persons who then serve as directors of Van Eck; (ii) approve an Investment Management Agreement between Van Eck II, on behalf of Mid-Cap II Fund and Van Eck Associates Corporation (the "Investment Manager"); (iii) approve an Investment Sub-advisory Agreement by and among Van Eck II, the Investment Manager, on behalf of Mid-Cap II Fund, and John A. Levin and Co., Inc.; (iv) ratify the selection of Ernst & Young LLP as the independent accountants of Mid-Cap II Fund.

MANNER OF CONVERTING SHARES; VALUATION

The manner and basis of converting the issued and outstanding Class A shares of Mid-Cap I Fund and Total Return Fund into the Class A shares of Mid-Cap II Fund shall be as hereinafter set forth in this Article II.

The whole and fractional Class A shares of Mid-Cap I Fund issued and outstanding immediately prior to the Valuation Time (as defined below) shall, as of the Valuation Time and without further act, be converted into, and become a number of whole and fractional Class A shares of Mid-Cap II Fund, with a net asset value equal to the value of the net assets of Mid-Cap I Fund computed immediately after the close of business of the New York Stock Exchange on the Closing Date (the "Valuation Time"), using the valuation procedures set forth in Van Eck II's Articles of Incorporation and then-current prospectus and statement of additional information of Mid Cap II Fund. Each shareholder of record of Mid-Cap I Fund will be credited with a pro rata number of such shares of Mid-Cap II Fund received in the Merger based on the number of Mid-Cap I Fund shares held by such shareholder at the Valuation Time relative to the total number of issued and outstanding Mid-Cap I Fund shares at the Valuation Time.

The whole and fractional Class A shares of Total Return Fund issued and outstanding immediately prior to the Valuation Time shall, as of the Valuation Time and without further act, be converted into, and become a number of whole and fractional Class A shares of Mid-Cap II Fund, with a net asset value equal to the value of the net assets of Total Return Fund computed at the Valuation Time, using the valuation procedures set forth in Van Eck II's Articles of Incorporation and then-current prospectus and statement of additional information of Mid-Cap II Fund. Each shareholder of record of Total Return Fund will be credited with a pro rata number of such shares of Mid-Cap II Fund received in the Merger based on the number of Total Return Fund shares held by such shareholder at the Valuation Time relative to the total number of issued and outstanding Total Return Fund shares at the Valuation Time.

All computations of net asset value shall be made in accordance with the valuation procedures set forth in the Mid-Cap II Fund prospectus and statement of additional information.

Van Eck shall cause Citibank, N.A. ("Citibank"), as custodian for Mid-Cap I Fund and Total Return Fund, to deliver to Van Eck II at the Effective Time a certificate of an authorized officer of Citibank stating that (1) Mid-Cap I Fund and Total Return Fund's portfolio securities, cash and any other assets have been transferred in proper form to Mid-Cap II Fund as of the Effective Time and
(2) all necessary taxes, if any, have been paid, or provision for payment has been made, in conjunction with the transfer of portfolio securities.

CLOSING AND CLOSING DATE

The Closing Date shall be the next Friday that is a full business day following satisfaction (or waiver as provided herein) of all of the conditions set forth in Articles 6, 7, and 8 of this Agreement (other than those conditions which may by their terms be satisfied only at the Closing), or such later date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m. New York Time. The Closing shall be held at the offices of Van Eck, 99 Park Avenue, 8th Floor, New York, New York 10016, or at such other place as the parties many agree.

Van Eck shall cause DST Systems, Inc. (the "Transfer Agent"), transfer agent of the Dissolving Company, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Mid-Cap I Fund and Total Return Fund shareholders and the number and percentage ownership of outstanding shares of each class owned by each such shareholder immediately prior to the Closing. Van Eck II shall issue and deliver a confirmation evidencing the Mid-Cap II Fund shares to be credited on the Closing Date to the Secretary of Van Eck or provide evidence satisfactory to Van Eck that such Mid-Cap II Fund shares have been credited to the Mid-Cap and Total Return Fund shareholders account on the books of the Mid-Cap II Fund. At the Closing, each party shall deliver to the other such bills of sales, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

REPRESENTATIONS AND WARRANTIES

Van Eck, on behalf of Mid-Cap I Fund and Total Return Fund represents and warrants to Van Eck II as follows:

Van Eck is a corporation duly organized and validly existing under the laws of the State of Maryland.

Van Eck is a registered investment company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the "Commission"), as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the registration of its shares under the Securities Act of 1933, as amended (the "1933 Act"), are in full force and effect.

Van Eck is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of the Articles of Incorporation or By-Laws of Van Eck or of any material agreement, indenture, instrument, contract, lease or other undertaking to which Van Eck is a party or by which Van Eck is bound;

Mid-Cap I Fund and Total Return Fund have no material contracts or other commitments (other than this Agreement) which will be terminated with liability to Mid-Cap I Fund or Total Return Fund prior to the Closing Date.

No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against Mid-Cap I Fund or Total Return Fund or any of their properties or assets. Van Eck knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

The Statement of Assets and Liabilities of Mid-Cap I Fund and Total Return Fund at [December 31, 2001] has been audited by Ernst & Young LLP, independent accountants, and is in accordance with generally accepted accounting principles consistently applied and such statement (copies of which have been furnished to Van Eck II,) fairly reflects the financial condition of Mid-Cap I Fund and Total Return Fund as of such date, and there are no known contingent liabilities of Mid-Cap I Fund and Total Return Fund Van Eck as of such date not disclosed therein.

Since December 31, 2001, there has not been any material adverse change in the financial condition, assets, liabilities or business of Mid-Cap I Fund or Total Return Fund other than changes occurring in the ordinary course of business, or any incurrence by Mid-Cap I Fund or Total Return Fund of indebtedness maturing more than one year from the date such indebtedness was incurred. For the purposes of this subparagraph (g), a decline in net asset value per share of Mid-Cap I Fund or Total Return Fund, the discharge of Mid-Cap I Fund or Total Return Fund liabilities, or the redemption of Mid-Cap I Fund or Total Return Fund shares by Mid-Cap I Fund or Total Return Fund shareholders shall not constitute a material adverse change.

All Federal and other tax returns and reports of Mid-Cap I Fund or Total Return Fund required by law to have been filed have been filed and are correct, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports have been paid or provision has been made for the payment thereof, and to the best of the Van Eck's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns.

For each taxable year of its operation, Mid-Cap I Fund or Total Return Fund have met the requirements of Subchapter M of the Code for qualification as a regulated investment company and have elected to be treated as such.

All issued and outstanding shares of Mid-Cap I Fund or Total Return Fund are duly and validly issued and outstanding, fully paid and non-assessable by Van Eck. Van Eck does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Mid-Cap I Fund or Total Return Fund shares, nor is there outstanding any security convertible into any of the Mid-Cap I Fund or Total Return Fund shares.

The execution, delivery and performance of this Agreement has been duly authorized prior to the Closing Date by all necessary action on the part of the Board of Directors of Van Eck, and, subject to the approval of the Mid-Cap I Fund and Total Return Fund shareholders, this Agreement constitutes a valid and binding obligation of Van Eck enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights, and to general equity principles.

Van Eck II, on behalf of Mid-Cap II Fund represents and warrants to Van Eck as follows:

Van Eck II is a corporation duly organized and validly existing under the laws of the State of Maryland.

Van Eck II is a registered investment company classified as a management company of the open-end type, and its registration with the Commission, as an investment company under the 1940 Act is in full force and effect, and the registration of its shares under the 1933 Act will be, at or prior to the Closing Date, in full force and effect.

The prospectus and statement of additional information of Mid-Cap II Fund in effect at the Closing Date will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

Van Eck II is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of the Articles of Incorporation or By-Laws of Van Eck II or of any material agreement, indenture, instrument, contract, lease or other undertaking to which Van Eck II is a party or by which Van Eck II is bound;

The execution, delivery and performance of this Agreement has been fully authorized prior to the Closing Date by all necessary action, if any, on the part of the Board of Directors of Van Eck II and this Agreement constitutes a valid and binding obligation of the Van Eck II enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights, and to general equity principles.

The Mid-Cap II Fund Shares to be issued and delivered to the Mid Cap I and Total Return Fund shareholders, pursuant to the terms of this Agreement at the Closing Date have been duly authorized.

COVENANTS OF VAN ECK, AND VAN ECK II

Van Eck and Van Eck II each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, the dividends contemplated by Section 8.6 hereof, and any other distribution that may be advisable.

Van Eck will assist Van Eck II in obtaining such information as Van Eck II reasonably requests concerning the beneficial ownership of Mid-Cap I Fund or Total Return Fund shares.

Subject to the provisions of this Agreement, Van Eck II and Van Eck will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

Van Eck will provide Van Eck II with information reasonably necessary for the preparation of a registration statement on Form N-14 of Van Eck II (the "Registration Statement"), such Registration Statement to consist of, without limitation, a prospectus (the "Prospectus") that includes a proxy statement of Van Eck (the "Proxy Statement").

Van Eck II agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and such of the state blue sky or securities laws as may be necessary in order to continue the operations of Van Eck II after the Closing Date.

CONDITIONS PRECEDENT TO OBLIGATIONS OF VAN ECK

      The obligations of Van Eck to consummate the transactions provided for herein shall be subject, at its election, to the performance by Van Eck II and Mid-Cap II Fund of all the obligations to be performed by them hereunder on or before the Closing Date, and, in addition thereto, to the following further conditions:

All representations and warranties of Van Eck II contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

Van Eck II shall have delivered to Van Eck a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to Van Eck, and dated as of the Closing Date, to the effect that the representations and warranties of Van Eck II made in this Agreement are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement and as to such other matters as Van Eck shall reasonably request.

The Mid-Cap II Fund Shares to be issued and delivered for the account of Mid-Cap I Fund and Total Return Fund shareholders when so issued and delivered, shall be duly and validly issued, and shall be fully paid and non-assessable by Van Eck II;

The Proxy Statement and Prospectus (only insofar as they relate to Van Eck II), on the effective date of the Registration Statement and on the Closing Date, (i) shall comply in all material respects with the applicable provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") and the 1940 Act and the regulations thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement herein in light of the circumstances under which such statements were made, not materially misleading.

CONDITIONS PRECEDENT TO OBLIGATIONS OF VAN ECK II

      The obligations of Van Eck II to complete the transactions provided for herein shall be subject, at its election, to the performance by Van Eck and Mid-Cap I Fund and Total Return Fund of all of the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following conditions:

All representations and warranties of Van Eck contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

Van Eck shall have delivered to Van Eck II a statement of Mid-Cap I Fund and Total Return Fund's assets and liabilities, as of the Closing Date, certified by the Treasurer of Mid-Cap I Fund and Total Return Fund; and

Van Eck shall have delivered to Van Eck II on the Closing Date a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to Van Eck II, and dated as of the Closing Date, to the effect that the representations and warranties of Van Eck made in this Agreement are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as Van Eck II shall reasonably request.

The Proxy Statement and Prospectus (other than information therein that relates to Van Eck II or Mid-Cap II Fund), on the effective date of the Registration Statement and on the Closing Date (i) shall comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act and the regulations thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.

FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF VAN ECK AND VAN ECK II

      The obligations of Van Eck and Van Eck II to consummate the transactions contemplated by this Agreement shall be subject, at their election (except as provided in paragraphs 8.1 and 8.5 below) to the following conditions:

The Agreement and the transactions contemplated herein shall have been approved by the affirmative vote if a majority of the outstanding shares of each of Mid-Cap I Fund and Total Return Fund in accordance with the provisions of Maryland law and the Articles of Incorporation and By-Laws of Van Eck and certified copies of the resolutions evidencing such approval shall have been delivered to Van Eck II. Notwithstanding anything herein to the contrary, neither Van Eck II nor Van Eck may waive the conditions set forth in this paragraph 8.1;

On the Closing Date, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with this Agreement or the transactions contemplated herein;

All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by Van Eck II or Van Eck to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent order or permit would not involve a risk of a material adverse effect on the assets or properties of Van Eck II or Van Eck.

The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

The parties shall have received an opinion from the law firm of Goodwin Procter LLP addressed to Van Eck II and Van Eck substantially to the effect that the transaction contemplated by this Agreement should constitute a tax-free reorganization for Federal income tax purposes. The delivery of such opinion is conditioned upon receipt by the law firm of Goodwin Procter LLP of representations it shall request of Van Eck II and Van Eck. Notwithstanding anything herein to the contrary, neither Van Eck II nor Van Eck may waive the condition set forth in this paragraph 8.5.

At or immediately prior to the Closing, Mid-Cap I Fund and Total Return Fund shall have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Mid-Cap I Fund and Total Return Fund shareholders all of such Mid-Cap I Fund and Total Return Fund's investment company taxable income for taxable years ending at or prior to the Closing and all of its net capital gain, if any, realized in taxable years ending at or prior to the Closing (after reduction for any capital loss carry-forward).

Shareholders of each of Mid-Cap I Fund and Total Return Fund shall have approved new investment manager agreement into Van Eck Associates Corporation as contemplated by the Proxy Statement and a new investment sub-advisory agreement with Levin as contemplated by the Proxy Statement.

BROKERAGE FEES AND EXPENSES

Van Eck II and Van Eck each represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

All of the expenses of the Merger, including without limitation, legal and printing expenses and expenses of holding the meeting of shareholders of Mid-Cap I Fund and Total Return Fund (such as proxy tabulation and the expense of a solicitor, if any) will be borne by Mid-Cap I Fund and Total Return Fund. [Expenses that are directly attributable to either series shall be borne by such series. Expenses that are nor directly attributable to a specific series shall be allocated pro rata based on the respective net assets as Mid-Cap I Fund and Total Return Fund at the Valuation Time.] All fees payable by any party as described herein shall be payable by such party regardless of whether the transactions contemplated hereby are consummated.

ENTIRE AGREEMENT

Van Eck II and Van Eck agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

TERMINATION

      This Agreement and the transactions contemplated hereby may be terminated and abandoned by either party by resolution of the party's Board of Directors, at any time prior to the Closing Date, if circumstances should develop that, in the opinion of such Board, make proceeding with the Agreement inadvisable. In the event of any such termination, there shall be no liability for damages on the part of either Van Eck II or Van Eck, or their respective Directors or officers, to the other party.

AMENDMENTS

      This agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of Van Eck and Van Eck II; provided, however, that following the meeting of Mid-Cap I Fund and Total Return Fund Shareholders called by Van Eck pursuant to paragraph 8.1 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Mid-Cap II Fund shares to be issued to the Mid-Cap I Fund and Total Return Fund shareholders under this Agreement to the detriment of such shareholders without their further approval.

NOTICES

      Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the parties hereto at their principal place of business.

HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

The sole remedy of a party hereto for a breach of any representation or warranty made in this Agreement by the other party shall be an election by the non-breaching party not to complete the transactions contemplated herein as set forth in Paragraph [6.1] and [7.1].

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on behalf of its constituent Fund as of the date first set forth above by their duly authorized representatives.

                            VAN ECK FUNDS, INC., on behalf of Mid-Cap II Fund

                            By:_________________________________________________
                            Name:


                            VAN ECK FUNDS, INC., on behalf of Total Return Fund

                            By:_________________________________________________
                            Name:


                            VAN ECK FUNDS II, INC., on behalf of Mid-Cap II Fund

                            By:_________________________________________________
                            Name:

                                    EXHIBIT A

                                            Annual Management Fee
        Name of Fund                        (as a % of average daily net assets)
        ------------                        ------------------------------------

Mid-Cap Value Fund                          0.75% of average daily net assets